UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2014

VAALCO Energy, Inc.

(Exact name of registrant as specified in is charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 Post Oak Place, Suite 309

Houston, Texas 77027

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (713) 623-0801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2014, VAALCO Energy, Inc. (the “Company”) transitioned the duties and responsibilities of the Corporate Secretary position from Gayla Cutrer, the Company’s Executive Vice President, to Roland Sledge, Vice President – Legal, effective as of January 2, 2014. Ms. Cutrer will continue as the Company’s Executive Vice President with responsibility for Administration, Information Technology, Procurement and Human Resources.

On January 9, 2014, the Compensation Committee of the Board of Directors approved a voluntary reduction by Mr. Robert L. Gerry, III, Chairman of the Company, of his salary to approximately $300,000 per year. As previously announced, Mr. Gerry retired as the Company’s Chief Executive Officer in October 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO ENERGY, INC.

Dated: January 14, 2014	By:	/s/ Gregory R. Hullinger
Gregory R. Hullinger
Chief Financial Officer